EXHIBIT (4)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITORY”) TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED No.: R-1	CUSIP No.: 59023V456	PRINCIPAL AMOUNT:
580,000 Units, $10.00 principal amount per Unit ($5,800,000 aggregate principal amount)

MERRILL LYNCH & CO., INC.

MEDIUM-TERM NOTE, SERIES C

100% Principal Protected Conditional Participation Notes Linked to the United States

dollar value of the European Union euro

(the “Notes”)

EXCHANGE RATE:	ORIGINAL ISSUE DATE:	STATED MATURITY:
The number of United States dollars for which one European Union euro can be exchanged, as reported by Reuters Group PLC on page ECB37 under “USD”, or any substitute page thereto, at approximately 2:15 p.m., Frankfurt time. If the Exchange Rate is not so quoted on Page ECB37 under “USD”, or any substitute page thereto, see provisions below.	December 5, 2008	December 2, 2009

INITIAL EXCHANGE RATE:	THRESHOLD PAYMENT:	VALUATION DATE:
1.2935	$0.30 per Unit	November 24, 2009

THRESHOLD VALUE:	BUSINESS DAY:	CALCULATION AGENT:
1.0985	Any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close and those banks are open for dealing	Merrill Lynch, Pierce, Fenner & Smith Incorporated

in a foreign exchange and foreign currency deposits.

DENOMINATIONS:	SPECIFIED CURRENCY:
Integral multiples of $10 principal amount (each, a “Unit”)	United States dollar

MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Redemption Amount (as defined below) per Unit on the Stated Maturity.

Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Global Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

All determinations made by the Calculation Agent, absent a determination of manifest error, shall be conclusive for all purposes and binding on the Company and the holders and beneficial owners of this Global Note.

Payment on the Stated Maturity

On the Stated Maturity, the Holder of this Global Note shall receive a cash amount equal to, with respect to each Unit, the Redemption Amount per Unit.

The “Redemption Amount” per Unit shall equal the $10.00 principal amount per Unit plus the Conditional Supplemental Payment per Unit, if any.

(a)	If the Final Exchange Rate is less than the Initial Exchange Rate and greater than or equal to the Threshold Value, the Conditional Supplemental Payment shall equal:

$10 ×	(	Initial Exchange Rate – Final Exchange Rate	)	.
Initial Exchange Rate

(b)	If the Final Exchange Rate is less than the Initial Exchange Rate but also less than the Threshold Value, the Conditional Supplemental Payment shall equal the Threshold Payment.

(c)	If the Final Exchange Rate is greater than or equal to the Initial Exchange Rate, the Conditional Supplemental Payment shall be zero.

In no case will the Conditional Supplemental Payment be less than zero.

•	The “Final Exchange Rate” shall be the value of the Exchange Rate on the Valuation Date.

•	The Calculation Agent will determine the Final Exchange Rate and will calculate the Conditional Supplemental Payment, if any.

If the Exchange Rate is not so quoted on page ECB37 under “USD”, or any substitute page thereto, then the Exchange Rate used to determine the Final Exchange Rate shall be calculated on the basis of the arithmetic mean of the spot quotations received by the Calculation Agent at approximately 2:15 p.m., Frankfurt time, on the relevant date for the purchase or sale for deposits in the European Union euro by the London offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent) (the “Reference Banks”). If fewer than three Reference Banks provide spot quotations, then the Exchange Rate shall be calculated on the basis of the arithmetic mean of the spot quotations received by the Calculation Agent at approximately 2:15 p.m., Frankfurt time, on the relevant date from two leading commercial banks in New York (selected in the sole discretion of the Calculation Agent), for the purchase or sale for deposits in the European Union euro. If these spot quotations are available from only one bank, then the Calculation Agent, in its sole discretion, shall determine which quotation is available and reasonable to be used. If no spot quotation is available, then the Exchange Rate shall be the rate the Calculation Agent, in its sole discretion, determines to be fair and reasonable under the circumstances at approximately 2:15 p.m., Frankfurt time, on the relevant date.

Discontinuance of the European Union euro

In the event the European Union euro is replaced by a successor monetary unit (the “New Currency”) as the legal tender of the countries that comprise the European Union, the Calculation Agent shall, when determining the cumulative return, calculate the Final Exchange Rate by using the exchange rate of the United States dollar relative to the New Currency on the Valuation Date, multiplied by the number of units of the European Union euro represented by one unit of the New Currency. No other changes will be made to the terms of the Notes as a result of such replacement.

General

All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.

This Global Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C, designated as 100% Principal Protected Conditional Participation Notes Linked to the United States dollar value of the European Union euro due December 2, 2009. The Notes are issued and to be issued under an indenture dated as of April 1, 1983, as amended and restated (the “Indenture”), between the Company and The Bank of New York Mellon (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

The Notes are issuable only in registered form without coupons in the Denominations specified above. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Global Note shall be exchangeable or (z) an Event of Default (as defined in the Indenture) has occurred and is continuing with respect to this Global Note, this Global Note shall be exchangeable for Notes in definitive form of like tenor and of an equal Principal Amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Global Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

This Note is not subject to any sinking fund.

In case an Event of Default with respect to this Global Note has occurred and is continuing, the amount payable to the Holder of this Global Note upon any acceleration permitted by the Notes, with respect to each Unit of this Global Note, shall be equal to the Redemption Amount per Unit, calculated as though the date of acceleration were the Stated Maturity.

In case of default in payment of this Global Note, whether on the Stated Maturity or upon acceleration, from and after such date this Global Note shall bear interest, payable upon demand of the Holders thereof, at the Default Rate (as defined below), to the extent that such payment of interest shall be legally enforceable, on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The “Default Rate” with respect to this Global Note shall equal the then current Federal Funds Rate, reset daily. “Federal Funds Rate” means:

(1)	the rate with respect to a particular interest determination date displayed on Reuters or any successor service on page FEDFUNDS1 under the heading “EFFECT” or any other page as may replace page FEDFUNDS1 on that service (“Reuters Page FEDFUNDS1”), or

(2)	if the rate referred to in clause (1) does not appear on Reuters Page FEDFUNDS1 or is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”, or

(3)	if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to a particular interest determination date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agent or its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the Business Day following that interest determination date, or

(4)	if the brokers selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate for the Business Day preceding the particular interest determination date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at any time Outstanding of each series affected thereby.

Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount per Unit and interest on this Global Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Global Note may be registered on the Security Register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Principal Amount, shall be issued to the designated transferee or transferees.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company and each Holder or beneficial owner (by acceptance hereof) hereby agree to characterize and treat this Global Note for all tax purposes as a debt instrument of the Company and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this characterization and tax treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization or tax treatment of the Notes.

The Indenture and this Global Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Global Note which are defined in the Indenture but not in this Global Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: December 5, 2008

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.	Merrill Lynch & Co., Inc.

[FACSIMILE OF SEAL]

THE BANK OF NEW YORK MELLON, as Trustee	By:
John Thurlow
Assistant Treasurer

By:	Attest:
Authorized Officer

By:
Judith A. Witterschein
Secretary

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.) _________________________________________________________________________________________

_________________________________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

_________________________________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                               attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date

_________________________________________________________________________________________

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.